UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2008
The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27617	48-1129619
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
(Address of principal executive office)(Zip Code)
(913) 345-9315
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Effective March 27, 2008, the Board of Directors of The Management Network Group, Inc. (the “Company”) declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s common stock, par value $.001 per share (the “Common Stock”), payable to stockholders of record at the close of business on April 7, 2008 (the “Record Date”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 27, 2008, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”).
     The Board of Directors of the Company adopted the Rights Agreement in an effort to protect stockholder value, by attempting to (1) protect against the triggering of limitations on the Company’s ability to utilize net operating loss carryforwards to offset future taxable income of the Company and (2) insure, to the extent possible, that all stockholders receive fair and equal treatment in the event of a proposed takeover of the Company. The Company has experienced substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset current taxable income and reduce federal income tax liability, subject to certain requirements and restrictions. If the Company experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code, the Company’s ability to use the net operating losses could be substantially diminished. In addition to attempting to preserve net operating loss carryforwards, the Board of Directors adopted the Rights Agreement to preserve for the Company’s stockholders the long-term value of the Company in the event of a proposed takeover and to provide a framework in which any appropriate takeover bids for the Company can be considered in a deliberate, proper and fully informed manner.
     As further described below with respect to the definition of “Acquiring Person”, the Rights Agreement is intended to deter any Person (as defined in the Rights Agreement) and certain related parties from acquiring beneficial ownership of 5.0% or more of the Company’s outstanding Common Stock without the approval of the Company’s Board of Directors. The Rights Agreement is also intended to deter any Person and certain related parties which currently beneficially own 5.0% or more of the Company’s outstanding Common Stock from becoming the beneficial owner of additional shares of Common Stock constituting 0.5% or more of the then outstanding shares of Common Stock (other than pursuant to a stock dividend by the Company, a Permitted Offer or any employee or director benefit plan or agreement of the Company or any subsidiary of the Company). The Rights Agreement permits certain transferees of current beneficial owners of 5.0% or more of the outstanding Common Stock (other than officers of the Company) to exceed the 5.0% limit under certain circumstances as described below.
     Initially, the Rights will be evidenced by the certificates representing shares of Common Stock then outstanding or, with respect to any of the shares of Common Stock held in uncertificated book-entry form (each, a “Book-Entry”), by such Book-Entry, and no separate certificates evidencing the Rights (“Rights Certificates”) will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten business days following public announcement that a Person (as defined in the Rights Agreement) has become an “Acquiring Person” (defined below) or public disclosure by the Company or an Acquiring Person of facts indicating that such Person has become an Acquiring Person, or (ii) ten business days (or such later date as the Board of Directors shall determine) following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer that would result in a Person becoming an “Acquiring Person.”
     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates or Book-Entries, (ii) new Common Stock certificates and confirmations for Book-Entries issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) transfer on the Company’s direct registration system of any Common Stock represented by a Book-Entry or transfer of any certificate for Common Stock, in each case, with or without a copy of the Summary of Rights made available to stockholders, will also constitute the transfer of the Rights associated with the Common Stock represented by such Book-Entry or certificate.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except in certain circumstances specified in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.
     The Rights are not exercisable until after the Distribution Date and until the Rights are no longer redeemable. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company a unit consisting initially of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $.001 per share (the “Preferred Stock”), of the Company, at a purchase price of $8.00 per Unit, subject to adjustment (the “Purchase Price”). Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. The Rights will expire at the close of business on March 27, 2018, unless extended or earlier redeemed by the Company as described below.
     In the event that a Person becomes an Acquiring Person, each holder of a Right will have the right to receive, upon exercise of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. The Rights will not be exercisable following the occurrence of such an event until such time as the Rights are no longer redeemable by the Company as set forth below. Following the occurrence of such an event all Rights that are beneficially owned by any Acquiring Person (or any Affiliate or Associate (as such terms are defined in the Rights Agreement) of an Acquiring Person and certain transferees) will be null and void and may not thereafter be exercised or transferred.
     For example, at the initial Purchase Price of $8.00 per Right, each Right not owned by an Acquiring Person or an Affiliate or Associate of the Acquiring Person or any subsequent holder, following an event set forth in the preceding paragraph would entitle its holder to purchase $16.00 worth of Common Stock (or other consideration, as noted above) for $8.00. Assuming that the Common Stock had a per share value of $2.00 at such time, the holder of each valid Right would be entitled to purchase eight shares of Common Stock for $8.00.
     In the event that, at any time following the date on which there has been public announcement that a Person has become an Acquiring Person or public disclosure of facts indicating that such Person has become an Acquiring Person (the “Stock Acquisition Date”) (which, for purposes of this paragraph also includes the date on which there has been a public announcement that any Person has acquired 5.0% or more of the outstanding shares of Common Stock pursuant to a Permitted Offer), (i) the Company merges or consolidates with another corporation or association, and the Company is not the surviving corporation or all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, then each holder of a Right (except Rights which previously have been voided as set forth above), shall thereafter have the right to receive upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”
     At any time after any Person becomes an Acquiring Person and prior to the acquisition by such Person of 50% or more of the outstanding Common Stock, the Company may exchange, in whole or in part, one share of Common Stock (or substitute securities or assets) for each Right of each holder (other than the Acquiring Person and the Acquiring Person’s Affiliates and Associates and certain transferees), subject to adjustment for any stock split, stock dividend or similar transaction occurring after March 27, 2008.

     Under the Rights Agreement, an “Acquiring Person” is any Person who or which, together with all Affiliates and Associates of such Person, shall be the beneficial owner of 5.0% or more of the shares of Common Stock then outstanding (other than as a result of a Permitted Offer). The term “Acquiring Person” excludes (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any subsidiary of the Company, or (iv) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan. In addition, a Person shall not be an “Acquiring Person” if:
     (i) the proportionate number of shares beneficially owned by such Person, together with all Affiliates and Associates of such Person, increases to 5.0% or more of the shares of Common Stock then outstanding solely as the result of an acquisition of Common Stock by the Company, so long as the Person, together with all Affiliates and Associates of such Person, does not thereafter become the beneficial owner of additional shares of Common Stock constituting 0.5% or more of the then outstanding shares of Common Stock (other than pursuant to a stock dividend by the Company, a Permitted Offer or any employee or director benefit plan or agreement of the Company or any subsidiary of the Company);
     (ii) such Person, together with all Affiliates and Associates of such Person, was the beneficial owner on March 27, 2008 of 5.0% or more of the shares of Common Stock then outstanding, so long as the Person, together with all Affiliates and Associates of such Person, does not thereafter become the beneficial owner of additional shares of Common Stock constituting 0.5% or more of the then outstanding shares of Common Stock (other than pursuant to a stock dividend by the Company, a Permitted Offer or any employee or director benefit plan or agreement of the Company or any subsidiary of the Company);
     (iii) such Person, together with all Affiliates and Associates of such Person, became the beneficial owner of 5.0% or more of the shares of Common Stock then outstanding as a result of a transfer of shares of Common Stock from a stockholder who was a 5.0% beneficial owner on March 27, 2008 (other than an officer of the Company on such date), which transferee together with all Affiliates and Associates was the beneficial owner of less than 0.5% of the outstanding shares of Common Stock immediately prior to such transfer and is the beneficial owner of less than 15% of the outstanding shares of Common Stock immediately after such transfer, so long as such Person together with all Affiliates and Associates of such Person does not thereafter become the beneficial owner of additional shares of Common Stock constituting 0.5% or more of the then outstanding shares of Common Stock, other than pursuant to a stock dividend by the Company, a Permitted Offer or any employee or director benefit plan or agreement of the Company or any Subsidiary of the Company; or
     (iv) the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently, and the Board of Directors in its sole discretion approves the beneficial ownership interest held by such Person, or such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person.
In addition, the Board of Directors of the Company may, in its sole discretion, by vote of a majority of directors who are not Affiliates, Associates, nominees or representatives of such Person, determine that any Person shall not be deemed an “Acquiring Person”, subject to such terms and conditions, if any, as may be established by the Board of Directors.
     Under the Rights Agreement, a “Permitted Offer” is an offer for all outstanding shares of Common Stock which a majority of the independent directors (i.e., directors who are not also officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person) determine, after receiving advice from one or more investment banking firms, to be fair to the stockholders and otherwise in the best interests of the Company and its stockholders.
     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or convertible into Preferred Stock with a conversion price, less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

     The number of outstanding Rights attached to each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions or combinations of the shares of Common Stock, if such split, dividend, subdivision or combination occurs prior to the Distribution Date.
     Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Preferred Stock will only be entitled to receive dividends when concurrently declared with the Common Stock and then at a rate equal to 1,000 times the amount per share to be received by holders of Common Stock. In the event of liquidation, the holders of shares of Preferred Stock will be entitled to receive the greater of (i) $1,000 per share, plus declared but unpaid dividends to the date of distribution; or (ii) an amount per share equal to the product of 1,000 times the aggregate amount to be distributed per share to holders of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other stock, securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of a Unit of Preferred Stock should approximate the value of one share of Common Stock.
     At any time until the close of business on the tenth business day following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price (the “Redemption Price”) of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors), subject to adjustment for any stock split, stock dividend or similar transaction. Immediately upon such action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     The Rights Agreement provides that the Board of Directors’ Stockholder Rights Plan Committee composed of independent and disinterested directors will review the Rights Agreement at least annually in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders. This committee will communicate its conclusions to the full Board of Directors after each review, including any recommendation as to whether the Rights Agreement should be modified or the Rights should be redeemed.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income upon the Distribution Date.
     Any of the provisions of the Rights Agreement may be amended by resolution of the Company’s Board of Directors for so long as the Rights are redeemable, except that the Redemption Price cannot be changed. After the Rights cease to be redeemable, the provisions of the Rights Agreement, may be amended from time to time by resolution of the Company’s Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or its Affiliates or Associates), or to shorten or lengthen any time period under the Rights Agreement, provided that no amendment may cause the Rights again to become redeemable or cause the Rights Agreement to be amendable more broadly than previously permitted.
     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated by reference to Exhibit 4.1 of this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders
     See the disclosures in Items 1.01 and 5.03 of this report, which are incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On March 27, 2008, the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. See the description set out under Item 1.01 for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock, which is incorporated herein by reference. The Certificate of Designations of Series A Junior Participating Preferred Stock is incorporated herein by reference to the Certificate of Designations attached as Exhibit 3.1 to this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure
     On March 27, 2008, the Company issued a press release announcing the adoption of the Rights Agreement and declaration of a dividend of the Rights. The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
     The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on March 27, 2008.

4.1	Rights Agreement, dated as of March 27, 2008. by and between the Company and Computershare Trust Company N.A., which includes as Exhibit A, the Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B, the Form of Rights Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Stock.

99.1	Press Release, dated March 27, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.
By:	/s/ Donald E. Klumb
Donald E. Klumb
Vice President and Chief Financial Officer

Date: March 27, 2008

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on March 27, 2008.

4.1	Rights Agreement, dated as of March 27, 2008. by and between the Company and Computershare Trust Company N.A., which includes as Exhibit A, the Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B, the Form of Rights Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Stock.

99.1	Press Release, dated March 27, 2008.